UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2010

Thomas & Betts Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	1-4682	22-1326940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8155 T&B Boulevard, Memphis, Tennessee		38125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-252-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material amendment to a compensatory contract

On March 3, 2010, the Board of Directors of Thomas & Betts Corporation (the "Company") approved the amendment of the Termination Protection Agreements previously provided to William E. Weaver, Jr. and Imad Hajj. The Amendments change the Average Bonus, as defined, to match the average bonus percentages applicable to their promotions reported earlier. Mr. Weaver’s applicable percentage changed from 55% to 65% of the annual rate of base salary for the calendar year prior to the termination or change in control and Mr. Hajj’s applicable percentage changed from 55% to 60% of the annual rate of base salary for the calendar year prior to the termination or change in control.

Copies of the First Amendment to Termination Protection Agreement for William E. Weaver, Jr. and First Amendment to Termination Protection Agreement for Imad Hajj are attached as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Termination Protection Agreement for William E. Weaver, Jr.
10.2 First Amendment to Termination Protection Agreement for Imad Hajj

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation

March 4, 2010	By:	W. David Smith, Jr,

Name: W. David Smith, Jr,
Title: Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Termination Protection Agreement for William E. Weaver, Jr.
10.2	First Amendment to Termination Protection Agreement for Imad Hajj